Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

Liquidmetal TECHNOLOGIES, INC.

ARTICLE 1

The name of the corporation is Liquidmetal Technologies, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.  The name of the Corporation’s registered agent at such address is CT Corporation System.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same may be amended or supplemented from time to time (the “DGCL”).

ARTICLE IV

The Corporation shall have authority to issue One Hundred Ten Million (110,000,000) shares of capital stock, consisting of One Hundred Million (100,000,000) shares of Common Stock, $0.001 par value per share, and Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value per share.  The Preferred Stock authorized by the Certificate of Incorporation may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them.

ARTICLE V

The name and mailing address of the incorporator is:

Steven Vazquez
Foley & Lardner
100 North Tampa Street, Suite 2700
Tampa, FL  33602

ARTICLE VI

To the fullest extent permitted by the DGCL, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Corporation shall indemnify to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, any and all persons whom it shall have power to indemnify under the DGCL.  The indemnification provided for herein shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law under any Bylaw, agreement, vote of stockholders or disinterested directors of the Corporation, or otherwise, both as to action in such indemnified person’s official capacity and as to action in another capacity while serving as a director, officer, employee, or agent of the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

Any repeal or modification of this Article VI or amendment to the DGCL shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer, or agent occurring prior to, such repeal, modification, or amendment.

ARTICLE VII

The Board of Directors shall have the power to adopt, amend, or repeal Bylaws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend, or repeal any Bylaw.  In addition, the Bylaws may be amended by the affirmative vote of holders of majority of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

ARTICLE VIII

The number of directors of the Corporation shall be determined by resolution of the Board of Directors.  Elections of directors need not be by written ballot, unless the Bylaws of the Corporation shall so provide.
Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of the Corporation.  At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the DGCL.

Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors.  A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been duly elected and qualified.

ARTICLE IX

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation on May 15, 2003.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Steven Vasquez
Steven Vasquez, Incorporator

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
LIQUIDMETAL TECHNOLOGIES, INC.

Liquidmetal Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

FIRST:  That the original Certificate of Incorporation of Liquidmetal Technologies, Inc. (the “Corporation”) was filed with the Secretary of State of the State of Delaware on May 15, 2003, and that a Certificate of Ownership and Merger of Liquidmetal Technologies (a California corporation) with and into the Corporation was filed with the Secretary of State of the State of Delaware on May 21, 2003.

SECOND:  That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and calling a meeting of the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article IV thereof so that, as amended, Article IV shall be and read as follows:

“The Corporation shall have authority to issue Three Hundred Ten Million (310,000,000) shares of capital stock, consisting of Three Hundred Million (300,000,000) shares of common stock, $0.001 par value per share  (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which One Million Eight Hundred Seventy-Five Thousand (1,875,000) shares are hereby designated as “Series A-1 Preferred Stock” and Three Million Two Hundred Eighty-One Thousand Two Hundred Fifty-Three (3,281,253) shares are hereby designated as “Series A-2 Preferred Stock.”  The Preferred Stock authorized by the Certificate of Incorporation, as amended, may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.  The voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of the Series A-1 Preferred Stock and Series A-2 Preferred Stock (collectively, the “Series A Preferred Stock”) are set forth in a Certificate of Designation, Preferences, and Rights previously filed by the Corporation with the Secretary of State of Delaware on May 1, 2009 (the “Series A Certificate of Designation”).”

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article VIII thereof so that, as amended, Article VIII shall be and read as follows:

“(a)           Directors – General.  Subject to Section (b) below, the number of directors of the Corporation shall be determined by resolution of the Board of Directors.  Elections of directors need not be by written ballot, unless the Bylaws of the Corporation shall so provide.

(b)           Series A Directors and Common Directors.  Notwithstanding the foregoing, for as long as at least 25% of the number of shares of Series A Preferred Stock issued on May 1, 2009 (the initial issuance date of the Series A Preferred Stock) are outstanding, the Board of Directors of the Company shall consist of five (5) members.  In any election of directors taking place after May 1, 2009, as long as at least 25% of the number of shares of Series A Preferred Stock issued on May 1, 2009 are outstanding, (i) the holders of the Series A Preferred Stock, voting as a separate class, shall have the right to elect two of the members of the Corporation’s Board of Directors, (ii) the holders of the Common Stock, voting as a separate class, shall have the right to elect two of the members of Company’s Board of Directors (the “Common Directors”), and (iii) the holders of the Common Stock and the holders of the Series A Preferred Stock, voting together as a single class (with the holders of Preferred Stock voting on an as converted to Common Stock basis as described in the last sentence of this Section (b)), shall have the right to elect one of the members of the Company’s Board of Directors.

In addition to any class voting rights provided by law and the Certificate of Incorporation, and subject to the first paragraph of this Section (b), the holders of Series A Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote, at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner of the holders of the Common Stock; provided, however, that the holders of Series A Preferred Stock shall not have the right to vote on the election of the Common Directors. With respect to the voting rights of the holders of the Series A Preferred Stock pursuant to the preceding sentence, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote at such meeting or the effective date of such written consent (after taking into account the conversion limitation set forth in Section 4M(1) of the Series A Certificate of Designation but disregarding the conversion limitation set forth in Section 4M(2) of the Series A Certificate of Designation), and shall have voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company.”

THIRD:  That thereafter, pursuant to a resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

FOURTH:  That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

FIFTH:  That said amendments shall be effective upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer this 31st day of July, 2009.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Name: Tony Chung
Title: Chief Financial Officer

SECOND CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
LIQUIDMETAL TECHNOLOGIES, INC.

Liquidmetal Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

FIRST:  That the original Certificate of Incorporation of Liquidmetal Technologies, Inc. (the “Corporation”) was filed with the Secretary of State of the State of Delaware on May 15, 2003, and that a Certificate of Ownership and Merger of Liquidmetal Technologies (a California corporation) with and into the Corporation was filed with the Secretary of State of the State of Delaware on May 21, 2003.

SECOND:  That a Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 4, 2009.

THIRD:  That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and calling a meeting of the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article IV thereof so that, as amended, Article IV shall be and read as follows:

“The Corporation shall have authority to issue Four Hundred Ten Million (410,000,000) shares of capital stock, consisting of Four Hundred Million (400,000,000) shares of common stock, $0.001 par value per share  (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which One Million Eight Hundred Seventy-Five Thousand (1,875,000) shares are hereby designated as “Series A-1 Preferred Stock” and Three Million Two Hundred Eighty-One Thousand Two Hundred Fifty-Three (3,281,253) shares are hereby designated as “Series A-2 Preferred Stock.”  The Preferred Stock authorized by the Certificate of Incorporation, as amended, may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.  The voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of the Series A-1 Preferred Stock and Series A-2 Preferred Stock (collectively, the “Series A Preferred Stock”) are set forth in an Amended and Restated Certificate of Designation, Preferences, and Rights previously filed by the Corporation with the Secretary of State of Delaware on November 3, 2010 (the “Series A Certificate of Designation”).”

FOURTH:  That thereafter, pursuant to a resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FIFTH:  That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

SIXTH:  That said amendments shall be effective upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Amendment to be signed by a duly authorized officer this 28th day of June, 2012.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Name: Tony Chung
Title: Chief Financial Officer

THIRD CERTIFICATE OF AMENDMENT
TO the CERTIFICATE OF INCORPORATION OF
Liquidmetal Technologies, Inc.

Liquidmetal Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

FIRST:  That the original Certificate of Incorporation of Liquidmetal Technologies, Inc. (the “Corporation”) was filed with the Secretary of State of the State of Delaware on May 15, 2003, and that a Certificate of Ownership and Merger of Liquidmetal Technologies (a California corporation) with and into the Corporation was filed with the Secretary of State of the State of Delaware on May 21, 2003.

SECOND:  That a Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 4, 2009, and a Second Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 28, 2012.

THIRD:  That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and calling a meeting of the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article IV thereof so that, as amended, Article IV shall be and read as follows:

“The Corporation shall have authority to issue Five Hundred Ten Million (510,000,000) shares of capital stock, consisting of Five Hundred Million (500,000,000) shares of common stock, $0.001 par value per share  (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which One Million Eight Hundred Seventy-Five Thousand (1,875,000) shares are hereby designated as “Series A-1 Preferred Stock” and Three Million Two Hundred Eighty-One Thousand Two Hundred Fifty-Three (3,281,253) shares are hereby designated as “Series A-2 Preferred Stock.”  The Preferred Stock authorized by the Certificate of Incorporation, as amended, may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.  The voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of the Series A-1 Preferred Stock and Series A-2 Preferred Stock (collectively, the “Series A Preferred Stock”) are set forth in an Amended and Restated Certificate of Designation, Preferences, and Rights previously filed by the Corporation with the Secretary of State of Delaware on November 2, 2010 (the “Series A Certificate of Designation”).”

FOURTH:  That thereafter, pursuant to a resolution of the Board of Directors of the Corporation, a special  meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

FIFTH:  That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

SIXTH:  That said amendments shall be effective upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer this 5th day of March, 2013.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Name: Tony Chung
Title: Chief Financial Officer